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EXHIBIT 10(b)





                              INSURANCE AGREEMENT



                 This Agreement is made as of the 1st day of August, 1980 by and between BLOUNT INC., a Delaware corporation (hereafter referred to as "Blount"), and Winton M. Blount, a resident of Montgomery, Alabama, (hereafter referred to as the "Executive").

                 The Executive is currently employed by Blount or one of its wholly owned subsidiaries, and Blount intends to sponsor a program to insure the life of the Executive under a policy (the initial policy as well as any additional policies issued shall hereafter be referred to collectively as the "Policy") of life insurance in a form to be issued by an insurance company selected by Blount (hereafter referred to as the "Insurer"). Blount also intends to make payment of the premiums due on the Policy subject to the provisions of this Agreement. In consideration of the mutual covenants contained herein, it is agreed between the parties that:

                 1. Application of Insurance. Blount and the Executive will apply to the Insurer for the Policy in the face amount indicated on Appendix A attached, and each shall do everything necessary and reasonable to have the Policy issued by the Insurer. When the Policy is issued, the Policy number and face amount shall be recorded on Appendix A attached, and the policy shall then be subject to the terms of this Agreement.

                 2. Ownership of Insurance. Blount shall have ownership rights in the Policy as set forth in this Agreement and may exercise all the rights of ownership with respect to the Policy, except that the Executive shall have the right to change the beneficiary designation for the amount of the Death Benefit (as defined hereinafter) set forth in Paragraph 5.

                 3. Dividends. All dividends declared by the Insurer on the Policy shall be applied at the option of Blount to purchase additional paid-up insurance on the life of the Executive or to reduce premiums on the Policy. Any such additional paid-up insurance shall be considered as part of the Policy for all purposes of this Agreement.

                          A.      Blount shall pay directly to the Insurer each
premium due on the Policy on the date the premium is due or within the grace period allowed by the Policy for the payment of the premium. A portion of the premium paid by Blount will be income to the Executive, the amount being determined in accordance with the provisions of Paragraph 4B(i).

                          B.      The respective shares of the total annual
premium to be paid on the Policy are as follows:





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                                  (i)      The portion of the premium paid by
Blount that shall be income to the Executive shall be determined using tables established by the Internal Revenue Service, for this purpose, as the same may be amended from time to time, based on the amount of insurance required to be maintained under the provisions of Paragraph 5. In addition to paying the premium, Blount shall pay the Executive an amount of additional income which, after taxes, shall be sufficient to pay taxes on the portion of the premium paid by Blount that is income to the Executive plus the taxes on such additional income (assuming a 50% total tax rate for the Executive's top increment of personal service income).

                                  (ii)     Blount's share of the premium shall
be equal to the difference in the amount determined as set out in (i) above and the balance of the total premium.

                 5. Proceeds. Except as set forth in the last sentence of this Paragraph 5, Blount will take appropriate measures to assure that proceeds payable from the Policy to the beneficiary or beneficiaries (see Paragraph 6A) of the Executive in the event of the Executive's death while employed by Blount or one of its wholly owned subsidiaries as a full-time permanent employee, shall be in an amount equal to two and one-half times his Annual Earnings at the time of his death (the "Death Benefit"). For purposes of this Agreement, "Annual Earnings" is defined as the Executive's base annual salary as of August 1 of each year as shown on the records maintained by the Director, Personnel Administration of Blount, plus the amount of the most recent bonus paid under Blount's Management Incentive Plan. The amount of the Death Benefit will not be decreased from that previously established by Blount due to diminution of "Annual Earnings" of the Executive.

Annual Earnings shall be ascertained and verified each August 1 by the Director, Personnel Administration of Blount. Subject to the next sentence, additional insurance coverage, if any, shall then be applied for and purchased by Blount paid for in the manner described in Paragraph 4B. In coverage cannot be obtained at reasonable rates as determined by Blount, the Death Benefit will remain at the amount then in effect and Blount shall have no obligation to increase the amount of the Policy or to assure that the Death Benefit is 2 1/2 times Annual Earnings that were certified as of the last date insured.

                 6. Payment of Proceeds. Upon the death of the Executive while he is a permanent full-time employee of Blount or one of its wholly owned subsidiaries and while the Policy is in force, the proceeds of the Policy will be payable as follows:

                          A.      The amount referred to in Paragraph 5 shall
be paid to such beneficiary or beneficiaries as shall have been designated by the Executive in the Policy or by an endorsement thereto (or, if no such beneficiary designation is in effect upon the Executive's death, to the Executive's estate); and

                          B.      The balance shall be paid to Blount.

                 7.       Supplemental Retirement Benefits.

                          A.      If the Executive retires directly from
permanent full-time employment with Blount or one of its wholly owned subsidiaries pursuant to the terms of a





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pension plan qualified under Section 401 of the Internal Revenue Code of 1954, as amended, sponsored by Blount or a Supplemental Executive Retirement Plan ("SERP") agreed to by Blount and if the Policy has been in effect for seven (7) full consecutive years, and subject to the election of the Executive set forth in Paragraph 7B, Blount will assign all its rights in the Policy to the Executive under the provisions of Paragraph 15. If the Policy has not been in force for at least seven (7) full consecutive years and the Executive retires as set forth in the first sentence of Paragraph 7A, Blount will continue the Policy in force (with payment of premiums as set forth in Paragraph 4B) and at the end of the period when the Policy has been in force for at least seven (7) full consecutive years, Blount will assign its rights in the Policy to the Executive under the provisions of Paragraph 15.

                          B.      If the Executive retires as set forth in the
first sentence of Paragraph 7A and if the Policy has been in force seven (7) full consecutive years, in lieu of Blount's assignment of its rights in the Policy as described in Paragraph 7A, the Executive may elect to receive an optional supplementary retirement benefit payable by Blount in lieu of all or a portion of any interest he or his beneficiary or beneficiaries may otherwise be entitled to under the Policy and the Death Benefit will terminate. The annual total supplementary retirement benefit shall be an amount equal to 28% of the Executive's Annual Earnings for the year ending August first on or immediately preceding his retirement date, payable in monthly or quarterly installments (as selected by the Executive) for fifteen (15) years certain beginning at the later of age 65 or actual retirement. The Executive may elect to receive an optional annual supplementary retirement benefit of less than 28% of his Annual Earnings and to the extent he elects to receive such lesser amount he shall be entitled to assignment of a pro rata interest in the Policy in accordance with the terms of Paragraph 15. If the Policy has been in force for seven (7) full consecutive years and if the Executive retires as set forth in the first sentence of Paragraph 7A prior to age 65, he may elect a supplemental retirement benefit commencing upon such retirement date based on the provisions of the preceding sentence, but which will be reduced by a formula (see Appendix
B) based on the pro rate payments made by the Executive at the time of early retirement.

                 8. Disability. If an Executive becomes disabled as defined in the Blount Inc. Long-Term Disability Plan, the Policy shall continue as if the Executive were (and the Executive shall be treated for purposes of this Agreement as if he were) a full-time permanent employee of Blount or one of its wholly owned subsidiaries until the earlier of (1) retirement as set forth in the first sentence of Paragraph A, or (2) cessation of disability.

                 9. Additional Policy Amendments. Blount may amend the Policy for its own benefit provided that any such amendment shall not interfere with the performance of, or be in conflict with, this Agreement or impair the economic interest of the Executive covered by this Agreement. Any additional premium for any such amendment which is added to the policy shall be paid by Blount.

                 10.      Termination.

                          A.      Except as set forth in this Paragraph 10,
this Agreement may be terminated by written notice given by either party to the other without any obligation of either party to the other after termination except that if the Policy has been in effect for seven (7) full





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consecutive years, at the election of the Executive, Blount will assign all its rights in the Policy to the Executive under the provisions of Paragraph 15.
Such termination shall be effective upon the giving of notice in accordance with the terms of Paragraph 13.

                          B.      Except as provided in the last paragraph of
this Paragraph 10B, if the Executive's employment is terminated by Blount for any reason except for cause, then Blount shall continue to fulfill the terms of this Agreement unless Blount elects to terminate all similar agreements with its other executives having similar agreements in which event at the election of the Executive, Blount will assign all its rights in the Policy to the Executive under the provisions of Paragraph 15.

                          If this Agreement is continued pursuant to this
Paragraph 10B:

                                  (1)      The Executive will be deemed to have
retired "directly from permanent full-time employment with Blount or one of its wholly owned subsidiaries", if he retires immediately following termination of employment pursuant to the terms of a pension plan qualified under Section 401 of the Internal Revenue Code of 1954, as amended, sponsored by Blount or SERP agreed to by Blount.

                                  (2)      The Policy will be maintained at its
face value in effect on the date of termination of the Executive's employment and if the Executive should die prior to having the Policy assigned to him in accordance with an applicable provision of this Agreement, the proceeds of the Policy shall be paid in accordance with the terms of Paragraph 6A and 6B.

                                  (3)      If the Policy was not in force for
seven (7) full consecutive years at the time of termination of the Executive's employment, the Executive shall not have the election set forth in Paragraph 7B and shall only be entitled to have Blount assign all its rights in the Policy to the Executive under the provisions of Paragraph 15.

                                        If an Executive does not have a vested
benefit under either a pension plan qualified under Section 401 of the Internal Revenue Code of 1954, as amended, sponsored by Blount or a SERP agreed to by Blount, then upon termination of employment of the Executive under this Paragraph 10B, the Executive's only right shall be to have Blount assign all its rights in the Policy to the Executive under the provisions of Paragraph 15.

                          C.      If the Executive's employment terminates at
the election of the Executive or is terminated for cause by Blount, this Agreement shall terminate and Blount shall have no obligation to Executive or his beneficiaries hereunder, and Blount shall not be obligated to assign the Policy to the Executive even if it has been in force for seven (7) full consecutive years.

                 11. Effect on Other Agreements. The benefits payable under this Agreement shall be independent of, and in addition to any other compensation payable by Blount to the Executive or his assigns whether as salary or otherwise.





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                          This Agreement shall not be deemed to constitute a
contract of employment between the parties, nor shall any provision restrict the right of Blount to discharge the Executive or restrict the right of the Executive to terminate his employment.

                 12. State Law. This Agreement shall be subject to and shall be construed under the laws of the State of Alabama.

                 13. Notice. All notices, requests, demands, or other communications under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or when deposited in the United States mail, registered or certified, return receipt requested, postage prepaid and addressed as follows:

                          a)  if to the Executive:





                          b)  if to Blount:    Blount Inc.
                                               4520 Executive Park Drive
                                               Montgomery, Alabama 36116
                                               Attention:  Director,
                                               Personnel Administration

                          Either party may change its address by written notice
to the other party.

                 14. Assignment. The Executive may, with the prior written consent of Blount, assign all his rights, options and privileges under this Agreement and the Policy; however, any effort to assign such rights, options and privileges without obtaining Blount's prior written consent shall be null and void.

                 15. Definition. Wherever in this Agreement reference is made to Blount assigning all its rights in the Policy to the Executive, such assignment will be made only on the following terms:

                          a)      To the extent possible, Blount will withdraw
from the cash value of the Policy an amount equal to the difference between

                                  (1)      the total of its share of the annual
premiums paid on the policy, and

                                  (2)      (i) any outstanding Policy loan
taken by Blount, plus (ii) any accrued and unpaid interest on any such Policy loan.

                          b)      Such withdrawal shall be in the form of a
Policy loan.





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                          c)      The Executive shall accept assignment of the
Policy subject to all Policy loans and shall be responsible thereafter.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of August 1, 1980.

                                       BLOUNT INC.


                                       By:          /s/  O. J. REAK
                                           -------------------------------------
                                                     Its: President


EXECUTIVE


      /s/  WINTON M. BLOUNT
-----------------------------------





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                                   APPENDIX A


Name of Insured:                                   Winton M. Blount, Jr.
                                                   -------------------------------------

Policy Number:                                     New England Mutual #6660874
                                                   -------------------------------------

Face Amount:                                       $1,406,816
                                                   -------------------------------------

Effective Date:                                    August 1, 1980
                                                   -------------------------------------

Benefit Due Executive's Beneficiary
in Event of Executive's Death:                     $900,000
                                                   -------------------------------------

                                         *  *  *  *  *  *

Policy Number:                                     New England Mutual #6707590
                                                   -------------------------------------

Face Amount:                                       $101,460
                                                   -------------------------------------

Effective Date:                                    August 1, 1981
                                                   -------------------------------------

Benefit Due Executive's Beneficiary
in Event of Executive's Death:                     $62,500
                                                   -------------------------------------

                                      1982
                             ADDENDA TO APPENDIX A

Name of Insured:                                   W. M. Blount, Jr.
                                                   -------------------------------------

Policy Number:                                     6808400
                                                   -------------------------------------

Face Amount:                                       $398,365
                                                   -------------------------------------

Effective Date:                                    August 1, 1982
                                                   -------------------------------------

Benefit Due Executive's
Beneficiary in Event of
Executive's Death:                                 $212,500
                                                   -------------------------------------

                                   APPENDIX B

EARLY RETIREMENT

                 The formula to determine the amount payable for early retirement shall be to subtract the balance of the Executive's payments that he will not make due to his early retirement. Divide this amount by 15 and subtract on a yearly basis from the 15-year payout under the supplemental pension option. For example: If an Executive has contributed $10,000 on the Executive Statement and he would have contributed $25,000, we divide the difference of $15,000 by 15 and reduce the payment at early retirement by $1,000 a year.

                 In order for the Executive to receive the early retirement benefits under this Agreement, the Death Benefit terminates and Blount becomes the sole beneficiary of the Policy. The Executive must designate Blount as his beneficiary under the Policy.